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                                 BRE PROPERTIES, INC.

                                 4,000,000 Shares of
                                 Class A Common Stock

                              (Par Value $.01 Per Share)


                                UNDERWRITING AGREEMENT



                                                                     May 8, 1997


Morgan Stanley & Co. Incorporated
Alex. Brown & Sons Incorporated
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Prudential Securities Incorporated
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036


Dear Sirs and Mesdames:

    1. INTRODUCTORY. BRE Properties, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), proposes to issue and sell, pursuant to the terms of this Agreement, to the several Underwriters named in Schedule A hereto (the "Underwriters" which term also shall include any underwriter substituted as hereinafter provided in Section 12), and a certain stockholder of the Company (the "Selling Stockholder") named in Schedule B hereto proposes to sell to the several Underwriters, an aggregate of 4,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company (the "Firm Shares"), of which 3,350,000 shares are to be issued and sold by the Company and 650,000 shares are to be sold by the Selling Stockholder.

    The Company also proposes to issue and sell to the several Underwriters, on a pro rata basis, at the option of the Underwriters, an aggregate of not more than 600,000 additional shares of Common Stock (the "Optional Shares") as provided in Section 4 of this Agreement. The Firm Shares and the Optional Shares are collectively referred to herein as the "Shares." Morgan Stanley & Co. Incorporated, Alex. Brown & Sons Incorporated, Merrill Lynch, Pierce Fenner & Smith Incorporated and Prudential Securities Incorporated are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives." The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the "Sellers."

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    2.   (a)       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
represents and warrants to the several Underwriters, as of the date hereof, as of the First Closing Date (as defined in Section 4), and as of the Option Closing Date (as defined in Section 4), if any, and agrees with the several Underwriters, as follows:

         (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3
    (No. 333-24915) for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Shares and certain other securities and has filed such amendments thereto, if any, as may have been required to the date hereof. Such registration statement (including all exhibits thereto, and all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "Rules and Regulations")), as amended (if applicable) at the time such registration became effective, and as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations the Prospectus Supplement (as defined in Section 5(j) hereof) and the related prospectus dated May 7, 1997 (the "Base Prospectus"), and has previously advised you of all information (financial and other) set forth therein.
    The Base Prospectus and the Prospectus Supplement, each in the form first provided to the Underwriters by the Company for use in connection with the offering of the Shares (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), including all documents incorporated or deemed to be incorporated by reference therein, are hereinafter referred to, collectively, as the "Prospectus", except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus first provided to the Underwriters for such purpose (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained", "included", "stated", "described in" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus supplement, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         (ii) The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are


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    pending or, to the knowledge of the Company, are contemplated by the
    Commission, and any request on the part of the Commission for additional information has been complied with.

              At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, as the case may be, and at the First Closing Date (and, if any Optional Shares are purchased, at the Option Closing Date), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

              Any preliminary prospectus supplement, any preliminary prospectus and the Prospectus and any amendment or supplement thereto delivered to the Underwriters for use in connection with the offering of the Shares was identical to the respective electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, complied in all material respects to the requirements of the 1934 Act and the published rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference, when they are filed with the Commission, will comply in all material respects to the requirements of the 1934 Act and the published rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (iv) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Since the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein or contemplated thereby, (A) there has been no change in the consolidated capital stock or the consolidated long-term debt of the Company, (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material to the Company and its subsidiaries considered as one enterprise, other than those entered into in the ordinary course of its business, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any


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    kind declared, paid or made by the Company on its shares of capital stock.

         (v) The financial statements of the Company, of Promontory Point Apartments ("PPA"), of Red Hawk Ranch ("RHR"), and of Foster's Landing Apartments ("FLA"), included in the Registration Statement and the Prospectus, in each case, together with the related notes and supporting schedules (if any), present fairly the financial position of the Company, of PPA, of RHR, and of FLA, respectively, at the dates indicated and the results of operations, cash flows and shareholders' equity or partners' capital, as the case may be, of the Company and the gross income and direct operating expenses of PPA, of RHR, and of FLA, respectively, as at the respective dates and for the respective periods therein indicated, and such financial statements and related notes and supporting schedules have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be set forth therein or in the Prospectus. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Company's audited financial statements included in the Registration Statement. The Company's ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus and as an exhibit to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

         (vi) The accountants who have certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the Rules and Regulations.

         (vii) The pro forma condensed financial statements, together with the related notes and any supporting schedules, included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared on a basis substantially consistent with the audited financial statements of the Company set forth therein, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma condensed financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the Rules and Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

         (viii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; the Company has power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Arizona, the State of California, the State of Washington, the State of Nevada and the State of Oregon; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and, except for its limited partnership interest in Westbar Limited Partnership, Metro Village Limited Partnership and Chateau De Ville Apt. Fund Ltd., the capital stock of the Company's subsidiaries referred to in paragraph (ix) below and, the Company owns no material amounts of capital stock or other beneficial interest in any other corporation, partnership, joint venture or other business entity.


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         (ix)      Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has power and authority to own, lease and operate its property and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is and, at all times since the date on which such subsidiary was organized, has been owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (x) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as contemplated in the Prospectus.

         (xi) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

         (xii) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, of Common Stock pursuant to employee benefit, employee and director stock option and dividend reinvestment plans or upon conversion of convertible securities referred to in the Prospectus); the shares of issued and outstanding Common Stock (including the Firm Shares to be sold by the Selling Stockholder) have been duly authorized and validly issued, are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock, the Company's charter and bylaws, and the Rights Agreement (as hereinafter defined) conform in all material respects to all statements relating thereto contained in the Prospectus; the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements; and the issuance of the Shares to be issued and sold by the Company is not subject to preemptive or other similar rights.

         (xiii) The Company is not in violation of its charter or by-laws; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its property or assets may be bound, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action and will not


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    conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under state securities or Blue Sky laws of any jurisdiction or real estate syndication laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (xiv) The Company was and is organized to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"); the Company at all times since its organization has elected to be taxed as a "real estate investment trust"; the Company has qualified as a "real estate investment trust" under the Code for its taxable years ending July 31, 1994, July 31, 1995, its short taxable year ending December 31, 1995 and its taxable year ending December 31, 1996 and will continue to qualify as a "real estate investment trust" under the Code after consummation of the transactions contemplated by the Prospectus; and the Company's present and contemplated operations, assets and income will enable the Company to meet the requirements for qualification as a "real estate investment trust" under the Code. United States Federal income tax returns of the Company have been closed through the fiscal year of the Company ended July 31, 1993. As used in this paragraph (xiv), the term "Company" includes BankAmerica Realty Investors, a California business trust and predecessor to BRE Properties, Inc., a Delaware corporation.

         (xv) Each subsidiary of the Company is a "qualified REIT subsidiary" within the meaning of the Code.

         (xvi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein) or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or any document incorporated or deemed to be incorporated therein by the 1933 Act, the Rules and Regulations, the 1934 Act or the rules and regulations of the Commission thereunder which have not been so filed.

         (xvii) The Company is eligible to use a Form S-3 registration statement under the 1933 Act. The Company is also eligible to use Form S-3 pursuant to the standards for that Form in effect prior to October 21, 1992.

         (xviii)   Neither the Company nor any of its subsidiaries nor any of their respective officers or directors has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the


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    stabilization or manipulation of the price of the shares of Common
    Stock or facilitation of the sale or resale of the Shares.

         (xix) Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it.

         (xx) The Company has full right, power and authority to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by the Company.

         (xxi) The outstanding shares of Common Stock are listed on the New York Stock Exchange and the Shares to be sold by the Company have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

         (xxii) Except as otherwise disclosed in the Prospectus: (A) the Company and its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Prospectus as being owned by the Company (none of which is leased by the Company or any of its subsidiaries, as lessee); (B) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements of the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (C) neither the Company nor any of its subsidiaries nor any lessee of any portion of the real property or improvements of the Company or any of its subsidiaries is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) its real property or improvements and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (D) no tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (E) all of the real property and improvements of the Company and its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (F) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property of the Company or any of its subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (xxiii)   The Company maintains a system of internal accounting
    controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any


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    differences.  Neither the Company nor any of its subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

         (xxiv)    Except as otherwise set forth in the Registration Statement,
    (A) to the best knowledge and information of the Company, neither the Company nor any of its subsidiaries has at any time, and no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials (hereinafter defined) on, to or from real property owned, leased or otherwise utilized by the Company or any of its subsidiaries or in which the Company or any of its subsidiaries has any ownership interest, including without limitation any subsurface soils and ground water (the "Premises"), except for such cases as (u) are not required to be disclosed in the Registration Statement and (v) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (B) to the best knowledge and information of the Company, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials from or to the Premises has occurred, except for such cases as (w) are not required to be disclosed in the Registration Statement and (x) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (C) neither the Company nor any of its subsidiaries has received notice of any claim, or has knowledge of any occurrence or circumstance which with notice or passage of time or both would give rise to a claim, under or pursuant to any Environmental Statute, except for such claims as (y) are not required to be disclosed in the Registration Statement and (z) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and (D) to the best of Company's knowledge and information, no part of the Premises is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (hereinafter defined). As used herein "Hazardous Material" shall include without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 ET SEQ.) and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any Federal, state or local governmental authority having or claiming jurisdiction over the Premises (a "Governmental Authority").


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         (xxv)     The issuance, sale and public offering of the Shares to be issued and sold by the Company have been approved by all of the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in Article IX of the Company's Articles of Incorporation).

         (xxvi) Attached hereto as Schedule E is a true and complete list of all subsidiaries of the Company and all partnerships in which the Company holds an interest. The Company has no other subsidiaries other than those listed in Schedule E, and it holds no other interests in any partnerships other than those listed in Schedule E.

         (xxvii)   To the extent applicable, the Company has complied and will comply with the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

         (xxviii) The common share purchase rights (the "Rights") issuable pursuant to the Rights Agreement dated as of August 14, 1989, as supplemented (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C. have been duly authorized by the Company and, when the Shares are issued by the Company pursuant to this Agreement, the Rights attached to such Shares will be validly issued.

    (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

    3.   (a)       REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER.
The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

         (i) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

         (ii) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by the Selling Stockholder and ChaseMellon Shareholder Services, L.L.C., as Custodian, relating to the deposit of the Firm Shares to be sold by the Selling Stockholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as the Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law, or the Trust Agreement of the Selling Stockholder, or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of the Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Firm Shares by the Selling Stockholder.

         (iii) The Selling Stockholder has, and on the Closing Date will have, valid title to the Firm Shares to be sold by the Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Firm

    Shares to be sold by the Selling Stockholder.

         (iv) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Stockholder and are valid and binding agreements of the Selling Stockholder.

         (v) Delivery of the Firm Shares to be sold by the Selling Stockholder pursuant to this Agreement will pass title to such Firm Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

         (vi) (A) The information in the Prospectus under the caption "Selling Stockholder" at the time the Registration Statement became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the information in the Prospectus under the caption "Selling Stockholder" does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) Any certificate signed by any officer or trustee of the Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to matters covered thereby.

    4. PURCHASE BY AND SALE AND DELIVERY TO, THE UNDERWRITERS; CLOSING DATE. On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, each Seller, severally and not jointly, hereby agrees to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase from such Seller at the price per share set forth in Schedule C hereto, that proportion of the number of Firm Shares set forth in Schedule B opposite the name of the Company and the Selling Stockholder which the number of Firm Shares set forth opposite their respective names in Schedule A bears to the total number of Firm Shares, subject to adjustment in accordance with Section 12 hereof.

    The Sellers will deliver the Firm Shares to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given not later than one full business day prior to the First Closing Date or, if no such direction is received, in the names of the respective Underwriters), against payment of the purchase price therefor by wire transfer of immediately available funds, at the offices of Brown & Wood LLP, 555 California Street, San Francisco, California 94104. The time and date of delivery and closing shall be at 10:00 A.M., New York time, on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day), business day after the date hereof; PROVIDED, however, that such date and time may be accelerated or extended by agreement between the Company, the Selling Stockholder and the Representatives or postponed pursuant to the provisions of Section 12 hereof. The time and date of such payment and delivery are herein referred to as the "First Closing Date". The Sellers shall make the certificates for the Firm Shares available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York time, on the business day preceding the First Closing Date in New York, New York.

    In addition, on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants the Underwriters an option to purchase, severally and not jointly, up to an additional 600,000 shares of Common Stock for the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus. The purchase price per share to be paid for the Optional Shares shall be the same price per share as for the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on any Firm Shares and not payable on such Optional Shares. The option granted hereby may be exercised as to all or any part of the Optional Shares at any time not more than 30 days subsequent to the date of this Agreement. No Optional Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Company.

    The option granted hereby may be exercised by the Representatives on behalf of the Underwriters by giving written notice to the Company setting forth the number of Optional Shares to be purchased by them and the date and time for delivery of and payment for the Optional Shares. Such date and time for delivery of and payment for the Optional Shares (which may be the First Closing
Date) is herein called the "Option Closing Date" (the First Closing Date and the Option Closing Date are herein called, collectively, the "Closing Dates" and, individually, a "Closing Date") and shall not be later than seven full business days after written notice is given. Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractional shares or odd lots). Upon exercise of the option by the Representatives, the Company agrees to sell to the Underwriters the number of Optional Shares set forth in the written notice of exercise and the Underwriters agree, severally and not jointly, subject to the terms and conditions herein set forth, to purchase such Optional Shares.

    The Company will deliver the Optional Shares to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given not later than one full business day prior to the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters), against payment of the purchase price therefor by wire transfer of immediately available funds, at the offices of Brown & Wood, 555 California Street, San Francisco, California 94104. The Company shall make the certificates for the Optional Shares available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York time, on the business day preceding the Option Closing Date in New York, New York.

    It is understood that Morgan Stanley & Co. Incorporated, Alex. Brown & Sons Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated or Prudential Securities Incorporated, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Sellers on behalf of any Underwriter or Underwriters, for the Shares to be purchased by such Underwriter or Underwriters. Any such payment by Morgan Stanley & Co. Incorporated, Alex. Brown & Sons Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated or Prudential Securities Incorporated, shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

    After the Registration Statement becomes effective, the several Underwriters propose to make an initial public offering of the Shares at the initial public offering price.

    5. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

    (a) The Company will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing or use thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the 1933 Act and the Rules and Regulations. The Company will advise the Representatives promptly when the Prospectus has been filed pursuant to Rule 424(b) of the Rules and Regulations.

    (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Shares and, in the case of any such amendments to the Registration Statement, will use its best efforts to cause the same to become effective as promptly as possible. The Company will promptly file all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

    (c) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act or the Rules and Regulations, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented Prospectus (in form and substance reasonably satisfactory to counsel to the Underwriters) or, with the consent of counsel to the Underwriters, make an appropriate filing pursuant to
Section 13 or 14 of the 1934 Act which will correct such statement or omission; and, in case any Underwriter is required to deliver a prospectus relating to the Shares nine months or more after the date of this Agreement, the Company upon the request of the Representatives and at the expense of such Underwriters will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

    (d) The Company will deliver to the Representatives, at or before the First Closing Date, signed copies of the Registration Statement and all amendments thereto (including all financial statements and exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein) and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements and all documents incorporated or deemed to be incorporated by reference therein but without exhibits, and of all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Shares is required under the 1933 Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented, as the Representatives may reasonably request; PROVIDED, however, that the expense of the preparation and delivery of any prospectus required for use nine months or more after the date of this Agreement, shall be borne by the Underwriters required to deliver such prospectus. The copies of the Registration Statement and each amendment thereto and the copies of any preliminary prospectus and any preliminary prospectus supplement and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

    (e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the 1933 Act, covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

    (f) The Company will cooperate with the Representatives to enable the Shares to be qualified for sale under the securities laws and real estate syndication laws of such states and other jurisdictions as the Representatives may reasonably designate and at the request of the Representatives will make such applications and furnish such information as may reasonably be required of it as the issuer of the Shares for that purpose; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Shares to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Shares.

    (g) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information, in reasonable detail which may be unaudited. During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its shareholders; and will deliver to the Representatives, as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its security holders as such and, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

    (h) The Company will use its best efforts to effect the listing of the Shares to be issued and sold by the Company on the New York Stock Exchange.

    (i) The Company will use the net proceeds received by it from the sale of the Shares sold by it in the manner specified in the Prospectus Supplement under "Use of Proceeds".

    (j) Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the "Prospectus Supplement"), containing the public offering price of the shares, the underwriting discounts and commissions, the plan of distribution of the Shares and such other information as may be required by the 1933 Act or the Rules and Regulations or as the Representatives and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the Rules and Regulations copies of the Prospectus (including such Prospectus Supplement).

    (k) During the period of 90 days from the date of this Agreement, the Company agrees that it will not, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, or (B) any shares of Common Stock issued by the Company pursuant to any employee stock option, director stock option or dividend reinvestment plan of the Company, or the shareholder rights plan of the Company, referred to in the Prospectus.

    (l) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

    (m) In accordance with the provisions of that certain Florida Act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes thereunder (collectively, the "Cuba Act"), if applicable, and without limitation to the provisions of Section 8 hereof, the Company will indemnify each Underwriter against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of or based upon any violation by the Company of the Cuba Act.

    6. COVENANTS AND AGREEMENTS OF THE SELLING STOCKHOLDER. The Selling Stockholder covenants and agrees with the several Underwriters that:

    (a) During a period of 90 days from the date of this Agreement, the Selling Stockholder agrees that it will not, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder.

    7. PAYMENT OF EXPENSES. The Company will pay (directly or by reimbursement) all expenses incident to the performance of their and the Selling Stockholder's obligations under this Agreement, including but not limited to all expenses and taxes incident to delivery of the Shares to the Representatives, all expenses incident to the registration of the Shares under the 1933 Act and the printing of copies of the Registration Statement, any preliminary prospectus, any preliminary prospectus supplement, the Prospectus, any amendments or supplements thereto, all expenses incident to the preparation, word processing, printing and delivery of all "Blue Sky" memoranda and this Agreement and furnishing the same to the Underwriters and dealers except as otherwise provided in Sections 5(c) and 5(d), the fees and disbursements of the Company's counsel and accountants, all filing and printing fees and expenses (including reasonable legal fees and disbursements of counsel for the Underwriters) incurred in connection with qualification or exemption of the Shares for sale under securities laws and real estate syndication laws of such jurisdictions as the Representatives may designate, all fees and expenses paid or incurred in connection with any filings made with the National Association of Securities Dealers, Inc., the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, the costs of preparing certificates evidencing the Shares, the costs and fees of any custodian, registrar or transfer agent and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Notwithstanding the foregoing, the Selling Stockholder will pay (i) the fees and disbursements of the Selling Stockholder's counsel and
(ii) any other expenses incident to the performance of the Selling Stockholder's obligations under this Agreement which, as between the Selling Stockholder and the Company, the Selling Stockholder has agreed to bear.

    8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any preliminary prospectus supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (excluding documents incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (excluding documents incorporated by reference therein) would have cured the defect giving rise to such losses, claims, damages or liabilities.

    (b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any preliminary prospectus supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. Notwithstanding the foregoing provisions of this subsection (b), with respect to all claims pursuant to this subsection (b) the liability of the Selling Stockholder shall in no event exceed the amount of total net proceeds received by such Selling Stockholder from the sale of the Shares pursuant to this Agreement.

    (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, each of the Company's directors, each of the Company's officers who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any preliminary prospectus supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, any preliminary prospectus supplement, the Prospectus or any amendments or supplements thereto.

    (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    (e)       To the extent the indemnification provided for in paragraph (a),
(b) or (c) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

    (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    (g)       The indemnity and contribution provisions contained in this
Section 8, and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

    9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof, the date of this Agreement, the First Closing Date and, if applicable, the Option Closing Date, of the respective representations and warranties made herein by the Sellers, of the statements of the Company's officers or directors in any certificates furnished pursuant to the provisions hereof, of the statements of the Selling Stockholder's officers or directors in any certificates furnished pursuant to the provisions hereof, to compliance at and as of the First Closing Date or Option Closing Date (if any), as the case may be, by the Sellers with their respective covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such First Closing Date or Option Closing Date, as the case may be, and to the following additional conditions:

         (a) The Registration Statement shall be effective and, at such Closing Date (i) no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives, and (ii) there shall not have come to the attention of the Representatives any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price related information previously omitted from the Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and before the First Closing Date the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

         (b) At the date of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated the date of this Agreement, in form and substance previously approved by the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus (including, without limitation, as to any pro forma financial statements and as to all historical financial statements of the Company, PPA, RHR and FLA).

         (c) The Representatives shall have received from Ernst & Young LLP a letter dated the First Closing Date to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 9(b) above, except that the specified date referred to therein shall be a date not more than three business days prior to the First Closing Date.

    (d) The Representatives shall have received from Farella, Braun & Martel LLP, counsel for the Company, a favorable opinion dated the First Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

              (i) To the best of such counsel's knowledge and information, the Company and its subsidiaries are operating in compliance with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of their respective businesses, all of which are valid and in full force and effect.

              (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Arizona, the State of California, the State of Washington, the State of Oregon and the State of Nevada; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

              (iii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and, to the best knowledge of such counsel, is and, at all times since the date on which such subsidiary was organized, has been owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

              (iv) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, of Common Stock pursuant to employee benefit, employee and director stock option and dividend reinvestment plans referred to in the Prospectus or pursuant to this Agreement);

              (v) The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated, and compliance by the Company with its obligations hereunder, will not result in a breach or violation of any of the terms or provisions of or constitute a default under any material contract, indenture, mortgage, deed of trust, note, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their respective properties or assets are subject, the Company's charter or by-laws, or, to the best of such counsel's knowledge and information, any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (provided that such counsel need express no opinion as to state securities or real estate syndication laws).

              (vi) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

              (vii) At the time the Registration Statement became effective and at the date of this Agreement, the Registration Statement (other than the financial statements and supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations; and nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no statement need be made as to financial statements or supporting schedules or other financial or statistical data included or incorporated by reference in the Registration Statement or the Prospectus).

              (viii) The documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial and statistical data included therein or omitted therefrom, as to which no opinion need be rendered), as of the dates they were filed with the Commission (or, if such incorporated documents were amended, when such amendment was filed or became effective), complied as to form in all material respects with the requirements of the 1934 Act and the published rules and regulations thereunder.

              (ix) No filing with, or consent, approval, authorization, license, registration, qualification, decree or order of, any court or governmental authority or agency is required in connection with the issuance or sale of the Shares to be issued and sold by the Company to the Underwriters, except such as has been obtained under the 1933 Act or the Rules and Regulations or such as may be required under state securities laws or real estate syndication laws (provided that such counsel need express no opinion as to consents, approvals, authorizations or orders of any foreign court or governmental authority or agency).

              (x) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

              (xi) The Company is eligible to use a Form S-3 registration statement under the 1933 Act and is also eligible to use a Form S-3 registration statement pursuant to the standards for that Form as in effect prior to October 21, 1992.

              (xii) The Company has all legal right, power and authority necessary to qualify as a "real estate investment trust" under the Code; the Company was reorganized in Delaware in 1987; the Company has elected to be treated as a "real estate investment trust" since its organization; the Company has qualified as a "real estate investment trust" for its fiscal years ended July 31, 1994 and July 31, 1995, its short taxable year ended December 31, 1995 and its taxable year ended December 31, 1996 (the years, to the best knowledge of counsel, that are still subject to audit by the Internal Revenue Service); the Company is organized and operates in a manner that will enable it to qualify to be taxed as a "real estate investment trust" under the Code for its taxable year ending December 31, 1997 and thereafter provided the Company continues to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed by the Code necessary for the Company to qualify as a "real estate investment trust". As used in this paragraph (xii) and paragraph (xiii) below, the term "Company" includes BankAmerica Realty Investors, a California business trust and predecessor to BRE Properties, a Delaware corporation.

              (xiii) Each subsidiary of the Company is a "qualified REIT subsidiary" within the meaning of the Code.

              (xiv) The information in the Prospectus under the captions "Description of Common Shares", "Restrictions on Transfers of Capital Stock; Redemption" and "Federal Income Tax Considerations" and the information in the Company's 1996 Annual Report on Form 10-K under the caption "Legal Proceedings", to the extent that it constitutes matters of law or legal conclusions, or summaries of provisions of the Company's charter or by-laws, the Rights Agreement (as defined below) or of other documents, agreements or instruments, has been reviewed by such counsel and is correct in all material respects; and the opinion of such counsel under the caption "Federal Income Tax Considerations" is confirmed.

              (xv) There are no legal or governmental proceedings pending or, to the best of such counsel's knowledge and information, threatened against the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of the property of the Company or any of its subsidiaries is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

              (xvi) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or in the documents incorporated by reference therein or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, to the best of such counsel's knowledge and information, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

              (xvii) The issuance, sale and public offering of the Shares to be issued and sold by the Company have been approved by all of the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in

         Article VIII of the Company's amended and restated articles of incorporation).

              (xviii)   The Rights have been duly authorized by the Company
         and, when the Shares are issued by the Company pursuant to this Agreement, the Rights attached to such Shares will be validly issued.

         Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving their opinion, Farella, Braun & Martel LLP may rely (i) as to the qualification of the Company and its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials, (ii) as to matters of fact, upon certificates and written statements of officers of and accountants for the Company, (iii) as to matters arising under the laws of the State of Maryland, upon the opinion of Piper & Marbury L.L.P. delivered pursuant to Section 9(e) hereof, and (iv) as to matters arising under the laws of the State of Arizona, upon the opinion of Jennings, Strouss and Salmon.

         (e) The Representatives have received from Piper & Marbury L.L.P., Maryland counsel for the Company, a favorable opinion dated the First Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

              (ii) The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

              (iii) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, of Common Stock pursuant to employee benefit, employee and director stock option and dividend reinvestment plans referred to in the Prospectus or pursuant to this Agreement); and the shares of issued and outstanding Common Stock (including the Firm Shares to be sold by the Selling Stockholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and are not subject to any preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any resolution adopted by the board of directors of the Company or any committee thereof or, to the best of such counsel's knowledge and information, otherwise.

              (iv) The Shares to be sold by the Company have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of such Shares is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or under any resolution adopted by the board of directors of the Company or any committee thereof.

              (v) The Common Stock conforms to the description thereof contained in the Prospectus in all material respects, and the form of certificate used to evidence the Common Stock is in due and proper form and complies in all material respects with all applicable statutory requirements.

              (vi) This Agreement has been duly authorized, executed and delivered by the Company; and the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated, and compliance by the Company with its obligations hereunder, will not result in a breach or violation of any of the terms or provisions of or constitute a default under the Company's charter or by-laws or, to the best of such counsel's knowledge and information, any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (provided that such counsel need express no opinion as to state securities or real estate syndication laws).

              (vii) No consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the issuance or sale of the Shares to the Underwriters, except such as has been obtained under the 1933 Act or the Rules and Regulations or such as may be required under state securities laws or real estate syndication laws (provided that such counsel need express no opinion as to consents, approvals, authorizations or orders of any foreign court or governmental authority or agency).

              (viii) The information in the Prospectus under the captions "Description of Common Shares", "Restrictions on Transfers of Capital Stock; Redemption" and "Risk Factors--Provisions Which Could Limit a Change in Control or Deter a Takeover", and the information in the Company's 1996 Annual Report on Form 10-K under the caption "Risk Factors--Provisions Which Could Limit a Change in Control or Deter a Takeover", to the extent that it constitutes matters of law or legal conclusions, or summaries of provisions of the Company's charter or by-laws, or of other documents, agreements or instruments, has been reviewed by such counsel and is correct in all material respects.

              (ix) The issuance, sale and public offering of the Shares have been approved by the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in Article VIII of the Company's restated certificate of incorporation).

              (x) The Rights have been duly authorized by the Company and, when the Shares to be sold by the Company are issued by the Company pursuant to this Agreement, the Rights attached to such Shares will be validly issued.

         Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving their opinion, Piper & Marbury L.L.P. (i) may rely as to matters of fact, to the extent not independently verified by such counsel, upon certificates and written statements of officers and accountants for the Company and (ii) shall state that Farella, Braun & Martell LLP and Brown & Wood LLP, in rendering their opinions pursuant to Sections 9(d) and 9(g) of this Agreement, may rely on such opinion of Maryland counsel as to all matters arising under the laws of the State of Maryland.

         (f) The Representatives shall have received on the Closing Date an opinion of Chapman and Cutler, counsel for the Selling Stockholder, dated the Closing Date, to the effect that:

              (i) this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

              (ii) the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of the Selling Stockholder will not contravene any provision of applicable law, or the Trust Agreement of the Selling Stockholder, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Selling Stockholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of the Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Firm Shares by the Selling Stockholder;

              (iii) the Selling Stockholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of the Selling Stockholder and to sell, transfer and deliver the Firm Shares to be sold by the Selling Stockholder;

              (iv) the Custody Agreement and the Power of Attorney of the Selling Stockholder have been duly authorized, executed and delivered by the Selling Stockholder and are valid and binding agreements of the Selling Stockholder;

              (v) delivery of the Firm Shares to be sold by the Selling Stockholder pursuant to this Agreement will pass title to such Firm Shares free and clear of any security interests, claims, liens, equities and other encumbrances, assuming that the Underwriters have acquired the Firm Shares in good faith without notice of any adverse claim; and

              (vi) such counsel has no reason to believe that the information in the Prospectus under the caption "Selling Stockholder" at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Such opinion shall be rendered to the Underwriters at the request of the Selling Stockholder and shall so state therein.

         (g) The Representatives shall have received from Brown & Wood LLP, counsel for the Underwriters, their favorable opinion or opinions dated the First Closing Date with respect to the organization of the Company, the validity of the Shares to be sold by the Company, this Agreement, the Registration Statement, the Prospectus and such other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

         (h) Subsequent to the execution and delivery of this Agreement and prior to the applicable Closing Date (1) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act; and (2) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. At the applicable Closing Date (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which would be required to be set forth in the Registration Statement or the Prospectus other than as set forth therein, (ii) no proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before or by any Federal, state or other court, commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company and its subsidiaries considered as one enterprise other than as set forth in the Registration Statement and the Prospectus, (iii) neither the Company nor any of its subsidiaries shall be in default in the performance or observance of any contract to which it is a party, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (iv) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceeding therefor shall have been instituted or threatened by the Commission and (v) the Representatives shall have received, at such First Closing Date, a certificate of the President and the Chief Financial Officer of the Company, dated as of the First Closing Date, evidencing compliance with the appropriate provisions of this subsection (h).

         (i) The Representatives shall have received a certificate, dated the First Closing Date, of the President and the Chief Financial Officer of the Company to the effect that the representations and warranties of the Company contained in Section 2(a) are true and correct with the same force and effect as though expressly made at and as of the First Closing Date.

         (j) The Representatives shall have received a certificate, dated the First Closing Date, of the Selling Stockholder to the effect that the representations and warranties of the Selling Stockholder contained in
    Section 3 are true and correct with the same force and effect as though expressly made at and as of the First Closing Date.

         (k) The Sellers shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the relevant Closing Date, of the respective representations and warranties made herein by the Sellers, as to compliance at and as of such Closing Date by the Sellers with its respective covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such Closing Date and as to other conditions to the obligations of the Underwriters hereunder.

         (l) At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

         (m)       In the event the Underwriters exercise the option granted in
    Section 4 hereof to purchase all or any portion of the Optional Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its officers or directors hereunder shall be true and correct as of the Option Closing Date, and the Representatives shall have received:

              (i) A letter from Ernst & Young LLP in form and substance satisfactory to the Representatives and dated the Option Closing Date, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 9(c), except that the specified date in the letter furnished pursuant to this Section 9(m)(i) shall be a date not more than five days prior to the Option Closing Date.

              (ii) The favorable opinion of Farella, Braun & Martel LLP, counsel for the Company, in form and substance satisfactory to the Representatives, dated the Option Closing Date, relating to the Optional Shares and otherwise to the same effect as the opinion required by Section 9(d).

              (iii) The favorable opinion of Piper & Marbury L.L.P., Maryland counsel for the Company, in form and substance satisfactory to the Representatives, dated the Option Closing Date, relating to the Optional Shares and otherwise to the same effect as the opinion required by Section 9(e).

              (iv) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Optional Shares and otherwise to the same effect as the opinion required by Section 9(g).

              (v) A certificate, dated the Option Closing Date, of the President and the Chief Financial Officer of the Company confirming that the certificate or certificates delivered at the First Closing Date pursuant to Section 9(h) and Section 9(i) remains or remain true as of the Option Closing Date.

              (vi) Such additional certificates, dated the Option Closing Date, as the Representatives may have reasonably requested pursuant to
         Section 9(k).

    If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, (i) this Agreement may be terminated by the Representatives by notifying the Sellers of such termination in writing or by telegram or telecopy at or prior to the First Closing Date, and (ii) the obligations of the Underwriters to purchase Optional Shares may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram or by telecopy at or prior to the Option Closing Date.

    10. TERMINATION. This Agreement may be terminated by the Representatives by notice to the Sellers at or prior to the First Closing Date, and the obligations of the Underwriters to purchase Optional Shares may be terminated by the Representatives by notice to the Company at or prior to the Option Closing Date, if (a) after the execution and delivery of this Agreement and prior to the First Closing Date or the Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of

Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activates in New York or California shall have been declared by either Federal, New York State or California State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

    11. REIMBURSEMENT OF UNDERWRITERS. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by the Representatives under
Section 9, Section 10 or Section 13, the Sellers will bear and pay the expenses specified in Section 7 hereof and, in addition to its obligations pursuant to
Section 8 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase and offers of the Shares, and promptly upon demand the Company will pay such amounts to you as Representatives. In addition, the provisions of Section 8 hereof will survive any termination of this Agreement.

    12. DEFAULT BY UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase any of the Shares which it or they are obligated to purchase under this Agreement on the First Closing Date (including, without limitation, any Optional Shares to be purchased on the First Closing Date), and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares which the Underwriters are obligated to purchase at the First Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of Shares with respect to which such default or defaults occur is more than 10% of the total number of Shares which the Underwriters are obligated to purchase at the First Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 48 hours after such default, this Agreement shall terminate.

    If the remaining Underwriters or substituted underwriters are required hereby or agree to take up all or part of the Shares of a defaulting Underwriter or Underwriters as provided in this Section 12, (i) the Company shall have the right to postpone the First Closing Date for a period of not more than five full business days, in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Shares to be purchased by the remaining Underwriters or substituted underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 7 and except for the provisions of Section 8.

    13.  DEFAULT BY THE SELLERS.  If the Sellers shall fail at the First
Closing Date to sell and deliver the number of Shares which each is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section shall relieve the Sellers from liability, if any, in respect of such default.

    14. NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telecopied and confirmed to you, as their Representatives c/o Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036, except that notices given to an Underwriter pursuant to Section 8 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company shall be mailed, delivered or telecopied and confirmed at BRE Properties, Inc., One Montgomery Street, Telesis Tower, Suite 2500, San Francisco, California 94104, attention:
LeRoy E. Carlson or, if sent to the Selling Stockholder shall be mailed, delivered or telecopied and confirmed at State Farm Insurance Companies Employee Retirement Trust, - , attention: Kurt Moser, One State Farm Plaza, Bloomington, Illinois, 61710-0001.

    15. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, the Selling Stockholder and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Sellers contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the indemnities of the several Underwriters shall also be for the benefit of each director or trustee of the Sellers, AS APPLICABLE, each of the Company's officers who has signed the Registration Statement and the person or persons, if any, who control the Sellers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

    16. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state. Unless otherwise expressly stated, specified times of day refer to New York City time.

    17. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives jointly as representatives of the several Underwriters, will be binding on all the Underwriters.

    If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                  Very truly yours,

                                  BRE PROPERTIES, INC.



                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  STATE FARM INSURANCE COMPANIES
                                  EMPLOYEE RETIREMENT TRUST



                                  By:
                                       ----------------------------------------
                                       Name:                   Attorney-in-Fact



Accepted and delivered, as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED
ALEX. BROWN & SONS INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED


Acting severally on behalf of themselves and the several
Underwriters named herein.


BY: MORGAN STANLEY & CO. INCORPORATED



         By:
              -----------------------
              Name:
              Title:

                                      SCHEDULE A

                                                                 Number of
                                                                Firm Shares
                                                                   to be
                                                                 Purchased
                                                              ------------

Morgan Stanley & Co. Incorporated..........................        700,000
Alex. Brown & Sons Incorporated............................        700,000
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated...................................         700,000
Prudential Securities Incorporated.........................        700,000
A.G. Edwards & Sons, Inc...................................        100,000
Montgomery Securities......................................        100,000
PaineWebber Incorporated...................................        100,000
Robertson, Stephens & Company LLC..........................        100,000
Salomon Brothers Inc.......................................        100,000
Smith Barney Inc...........................................        100,000
EDWARD D. JONES & CO., L.P.................................         50,000
EVEREN Securities, Inc.....................................         50,000
Hampshire Securities Corporation...........................         50,000
Janney Montgomery Scott Inc................................         50,000
Jefferies & Company........................................         50,000
Legg Mason Wood Walker, Incorporated.......................         50,000
Raymond James & Associates, Inc............................         50,000
The Robinson-Humphrey Company, Inc.........................         50,000
Sands Brothers & Co., Ltd..................................         50,000
Scott & Stringfellow, Inc..................................         50,000
Stifel, Nicolaus & Company, Incorporated...................         50,000
Sutro & Co. Incorporated...................................         50,000

                                                                   -------
Total......................................................      4,000,000
                                                                 ---------
                                                                 ---------


                                       Sch. A-1

                                      SCHEDULE B


                                                                 Number of
                                                                Firm Shares
                                                                   to be
                                                                    Sold
                                                                -----------

THE COMPANY................................................      3,350,000
THE SELLING STOCKHOLDER
State Farm Insurance Companies Employee Retirement Trust...        650,000

                                                                    ------
    Total..................................................      4,000,000
                                                                 ---------
                                                                 ---------


                                       Sch. B-1

                                      SCHEDULE C




         1. The initial public offering price per share for the Shares shall be $24.50 (the "Public Offering Price").

         2. The purchase price per share for the Shares to be purchased by the several Underwriters shall be $23.215, being an amount equal to the Public Offering Price set forth above less $1.285 per share; provided that the purchase price per share for any Optional Shares purchased upon the exercise of the over-allotment option described in Section 4 shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.


                                       Sch. C-1

                                      SCHEDULE D


1.  John McMahan
2.  Frank C. McDowell
3.  Jay W. Pauly
4.  LeRoy E. Carlson
5.  Byron M. Fox
6.  John H. Nunn
7.  William E. Borsari
8.  C. Preston Butcher
9.  L. Michael Foley
10. Roger P. Kuppinger
11. Malcolm R. Riley
12. Gregory Simon
13. Arthur G. von Thaden


                                       Sch. D-1

                                      SCHEDULE E


SUBSIDIARIES OF THE COMPANY:

    BRE Camino Seco, Inc., a Delaware corporation
    BRE Colonia del Rio, Inc., a Delaware corporation
    BRE Fountain Plaza, Inc., a Delaware corporation
    BRE Hacienda del Rio, Inc., a Delaware corporation
    BRE Oracle Village, Inc., a Delaware corporation
    BRE Springhill, Inc., a Delaware corporation

PARTNERSHIPS IN WHICH THE COMPANY HOLDS INTERESTS:

    Westbar Limited Partnership, an Arizona partnership
    Metro Village Limited Partnership, an Arizona partnership
    Chateau De Ville Apt. Fund Ltd., a California partnership


                                       Sch. E-1

                                                                       Exhibit A

                             [FORM OF LOCK-UP AGREEMENT]


                                                           _______________, 1997

Morgan Stanley & Co. Incorporated
Alex. Brown & Sons Incorporated
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Prudential Securities Incorporated
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

    The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with BRE Properties, Inc., a Maryland corporation (the "Company"), and State Farm Insurance Companies Employee Retirement Trust (the "Selling Stockholder"), providing for the public offering (the "Public Offering") by the several underwriters named therein, including Morgan Stanley (the "Underwriters"), of 4,000,000 shares (the "Shares") of the Common Stock, par value $.01 per share of the Company (the "Common Stock").

    To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

    Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholder and the Underwriters. The terms of this agreement shall be of no further force and effect if the first date that any shares of Common Stock are released by the Underwriters for sale to the public pursuant to the Public Offering does not occur prior to July 31, 1997.

    This agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                  Very truly yours,



                                  ---------------------------------------------
                                  (Name)



                                  ---------------------------------------------
                                  (Address)


                                         A-3